FIRST SUNAMERICA LIFE INSURANCE COMPANY
                 FS VARIABLE SEPARATE ACCOUNT

             ANCHOR NATIONAL LIFE INSURANCE COMPANY
                   VARIABLE SEPARATE ACCOUNT
       ___________________________________________________

        SUPPLEMENT TO THE PROSPECTUS DATED MAY 14, 1997


The following portfolios are not available for sale until June 2, 1997:

          Emerging Markets Portfolio
          International Growth and Income Portfolio
          Real Estate Portfolio




Date: May 14, 1997



        Please keep this Supplement with your Prospectus